UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Walker & Dunlop, Inc. (the “Company”), the Board increased its size from seven to eight directors and elected Michael Warren to the Board, to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified.  The Board also appointed Mr. Warren to the Nominating and Corporate Governance Committee of the Board.

Mr. Warren has been the Managing Partner of Albright Stonebridge Group (“ASG”) since 2013 and was previously Partner at ASG since 2009.  Prior to ASG, he served as the Chief Operating Officer and Chief Financial Officer of Stonebridge International from 2004 to 2009, where he managed operations, business development, finance, and personnel portfolios before leading the firm’s merger with The Albright Group.  Mr. Warren has served in various capacities in the Obama Administration, including as Senior Advisor, Treasury and Economic Agencies and as Co-Lead, Treasury and Federal Reserve Agency Review Teams of the Obama-Biden Presidential Transition.  He also serves as Chairman of the Board and Trustee of the District of Columbia Retirement Board, Chairman of the Audit Committee of the Overseas Private Investment Corporation, a member of the Board of Trustees and of the Risk and Audit Committees of Commonfund, and as a member of the Yale University Council and Yale School of Management Board of Advisors.  He holds Bachelor of Arts degrees from Yale University and Balliol College, University of Oxford, where he was a Rhodes Scholar.

The Board has determined that Mr. Warren is an independent director under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.

In connection with his appointment, the Company entered into an indemnification agreement with Mr. Warren providing for the indemnification of and advancement of expenses to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of a director’s service to the Company.

Mr. Warren will receive the same fees for his service as the Company’s other independent directors, which fees were disclosed in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders.  Annual cash compensation and restricted stock award will be pro-rated from the date of Mr. Warren’s election to the Board.

Item 7.01.                                        Regulation FD Disclosure.

A copy of the Company’s March 1, 2017 press release announcing the appointment of Mr. Warren is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.

Date: March 2, 2017	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 1, 2017